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                                                                  Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92535, 333-26889, 333-67433) of TRM Corporation of our report dated February 15, 2000, except as to Note 14 which is as of March 17, 2000, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
March 30, 2000